As filed with the Securities and Exchange Commission on May 3, 2000
                                          Registration No. 333-
===============================================================

                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                          ----------------------

                                 Form S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                          ----------------------


                         FRONTIER OIL CORPORATION
          (Exact name of registrant as specified in its charter)

              Wyoming                                  74-1895085
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                      10000 Memorial Drive, Suite 600
                           Houston, Texas 77024
       (Address, including zip code, of Principal Executive Offices)


                         Frontier Oil Corporation

                        Employee Stock Option Plan

                         (Full title of the plan)

                              James R. Gibbs
                         Frontier Oil Corporation
                      10000 Memorial Drive, Suite 600
                           Houston, Texas 77024
                              (713) 688-9600
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 copy to:

                          Christopher S. Collins
                          Andrews & Kurth L.L.P.
                          600 Travis, Suite 4200
                           Houston, Texas 77002
                              (713) 220-4200

                          ----------------------


                     CALCULATION OF REGISTRATION FEE


                                                                                         Proposed
                                                                                         Maximum
                                                    Amount            Proposed          Aggregate          Amount of
                                                    to be          Offering Price        Offering         Registration
    Title of Securities to be Registered        registered(1)      Per Share (2)        Price (2)             Fee
---------------------------------------------  ----------------  ------------------  ----------------  ------------------

Common Stock, no par value                        1,200,000          $6.21875        $7,462,500         $1,970
=============================================  ================  ==================  ================  ==================

(1) Pursuant to Rule 416(a), this registration statement shall cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices per share for May 1, 2000 on the New York Stock Exchange as reported in The Wall Street Journal on May 2, 2000.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  Frontier Oil Corporation (the "Company") hereby incorporates by reference the following documents listed below. In addition, all documents subsequently filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) The Company's Proxy Statement, filed with the Commission on March 27, 2000.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (d) The description of the Company's common stock, no par value, contained in the Company's Registration Statement on Form 8-A, as filed with the Commission (File No. 1-7627).

Item 4.  Description of Securities.

                  The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                  The information required by Item 5 is not applicable to this Registration Statement.

Item 6.  Indemnification of Officers and Directors.

                  Sections 17-16-850 through 17-16-859 of the Wyoming Business Corporation Act provide that a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against judgments, settlements, penalties, fines, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses, including counsel fees, incurred in respect to such action, suit or proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation's best interests and, with respect to any criminal action, suit or proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  Article Eight of the Company's Articles of Incorporation, as amended, provides for the indemnification of the Company's directors, officers, employees and agents. Specifically, said Article Eight provides in part that:

                  The corporation shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was, is or may be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, proceeding or investigation, and judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, proceeding or investigation by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  The Company's Bylaws also contain indemnification provisions which substantially conform to Article Eight of its Articles of Incorporation, as amended.

                  The  Company  maintains   Directors  and  Officers'  Liability
Insurance and have entered into indemnification agreements with its directors and certain of our officers.

Item 7.  Exemption from Registration Claimed.

                  The information required by Item 7 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 8.  Exhibits.


   Exhibit
   Number     Description
     5.1      Opinion of  Brown, Drew & Massey, LLP
    23.1      Consent of  Brown, Drew & Massey, LLP (included in Exhibit 5.1)
    23.2      Consent of Arthur Andersen LLP
    24.1      Power of Attorney (included in signature page of this Registration
              Statement)
    99.1      Frontier Oil Corporation Employee Stock Option Plan

Item 9.           Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of April, 2000.

                                FRONTIER OIL CORPORATION



                                 By:   /s/ Julie H. Edwards
                                       ---------------------------------------
                                       Julie H. Edwards
                                       Senior Vice President--Finance and Chief
                                       Financial Officer


                                Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Frontier Oil Corporation (the "Company"), hereby constitutes and appoints James R. Gibbs and Julie H. Edwards, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of April, 2000.

           Signature                                           Title



  /s/ James R. Gibbs
  --------------------------------------    Chairman of the Board, President,
  James R. Gibbs                            Chief Executive Officer and Director
                                            (Principal Executive Officer)



  /s/ Julie H. Edwards
  --------------------------------------    Senior Vice President--Finance and
  Julie H. Edwards                          Chief Financial Officer
                                            (Principal Financial Officer)


  /s/ Jon D. Galvin
  --------------------------------------    Vice President--Controller
  Jon D. Galvin                             (Principal Accounting Officer)

  /s/ Douglas Y. Bech                       Director
  --------------------------------------
  Douglas Y. Bech



  /s/ G. Clyde Buck                         Director
  --------------------------------------
  G. Clyde Buck



  /s/ Paul B. Loyd, Jr.                     Director
  --------------------------------------
  Paul B. Loyd, Jr.



  /s/ James H. Lee                          Director
  --------------------------------------
  James H. Lee



  /s/ Carl W. Schafer                       Director
  --------------------------------------
  Carl W. Schafer